Exhibit 99.1


                                                 Contact: Sitrick And Company
                                                          Brenda Adrian
                                                          Maya Pogoda
                                                          212-660-6391


For Immediate Release
---------------------

      Friedman's, Inc. Files Chapter 11 to Pursue Financial Restructuring

Savannah, GA - January 15, 2005 - Friedman's Inc. (OTC: FRDM.PK), the Value Leader in fine jewelry retailing, announced that yesterday it filed voluntary petitions for reorganization under Chapter 11 on behalf of the Company and nine of its subsidiaries to alleviate its short-term liquidity issues, continue its ongoing restructuring initiatives and facilitate the Company's turnaround. The Company said the filing should provide the Company with the breathing room necessary to complete financial restructuring initiatives the Company embarked upon more than five months ago. The Company filed its petitions in Savannah, Georgia, where its executive headquarters are located and where the first Friedman's store was opened in the 1920's when Friedman's began as a small, family owned retailer called Friedman's Jewelers.

The filing was prompted by limitations imposed on funding this week by the Company's lenders following the lenders' decision not to agree to amended financial covenants in the Company's credit facility. As a result of the funding limitations, Friedman's was unable to satisfy all of its cash requirements in the ordinary course of business. The amendment had been necessitated because delayed receipts of inventory shipments to the Company during the 2004 holiday season and the implementation of more prudent credit practices had a negative impact on its holiday season sales and contributed to the Company not meeting December, 2004 minimum sales covenants in its credit facility. Yesterday, the Collateral Trustee under the Company's Secured Trade Credit Program with the Company's vendors delivered a notice of program default to the Company after the lenders declined the written request of the informal vendors committee to resume ordinary course funding of the Company. The program default permits the Company's vendors to discontinue shipments to Friedman's and retain their interests in a trade creditor lien earlier granted by the Company to the vendors.

Chief Executive Officer Sam Cusano said, "By availing ourselves of the Chapter 11 process now, Friedman's expects that our vendors will resume shipping inventory in anticipation of the upcoming Valentine's Day holiday."

                             Chapter 11 Financing
                             --------------------

As a result of the timing of the filing necessitated by the funding limitations imposed by the Company's lenders, the Company has not yet obtained a debtor-in-possession (DIP) financing facility. However, the Company said that it had received two DIP financing proposals this week and anticipated receiving additional financing proposals over the holiday weekend. The Company said that it is actively engaged in discussions with its existing and prospective lenders, and is hopeful that a DIP financing agreement will be finalized and presented to the Court for approval early next week. In the interim, the Company will ask the Bankruptcy Court to authorize the Company to use cash collateral which, upon Court approval, will enable Friedman's to utilize existing cash and cash generated through normal business operations to fund post-petition trade and employee obligations. The Company will seek the approval of its existing lenders for interim use of cash collateral pending finalization of a DIP financing agreement and expects to continue negotiations with its lenders regarding the terms on which the lenders' interest will be adequately protected during the proceedings.

                       Employee And Customer Obligations
                       ---------------------------------

The Company is seeking Court permission to honor all obligations to customers including, return privileges, layaways, product protection plans, gift certificates and other customer programs during the restructuring period.

         "As the restructuring process progresses, neither Friedman's customers nor employees of its 653 stores should notice any difference in the chain's operations as a result of the filing. We expect to be able to provide our customers with as good or better selection of merchandise and service as before the filing. Daily operations will continue as usual, our stores will remain open and transactions which occur in the ordinary course of business will proceed as usual," Mr. Cusano stated.

"With the protection provided under the Bankruptcy Code for post-petition purchases, the Company is confident that its suppliers will continue to support it while the Company completes its restructuring," Mr. Cusano said.

                 Putting The Challenges of The Past Behind It
                 --------------------------------------------

The Company noted that continued disappointing results, a high debt structure resulting from its explosive growth beginning in the mid-1990's and continuing over recent years, higher than anticipated default rates on the Company's customized customer credit programs, and the cloud of uncertainty hanging over the Company resulting from pending litigation and ongoing federal investigations have limited its ability to secure alternate financing sources.

"Reorganization through the Chapter 11 process will allow the Company to effectively put the challenges of the past behind it, and provide Friedman's with a more appropriate capital structure and sufficient financial resources to help secure our future, while addressing the litigation facing the Company. Friedman's strong niche in the jewelry market and its well-deserved-reputation for fine jewelry at market leading, value prices continue to provide tremendous opportunity. Chapter 11 is a tool that will allow us to build upon our core strengths so that we can emerge as a stronger, financially viable business," Mr. Cusano concluded.

         While the Company requested that usual "first day" motions be heard early next week, the Company sought and obtained immediate Court approval on three motions to ensure that store operations and potential shoppers are not interrupted by yesterday's filing. The interim orders entered by the Court provided that, customer policies remain in full force including, exchanges, returns and layaways; all outstanding payroll checks be honored; and the current cash management system remain in place. The Company was extremely pleased that the Bankruptcy Court was willing to approve these special motions on an interim basis prior to the official "first day" hearing and looks forward to presenting the remaining requests next week.

         The Company filed its voluntary Chapter 11 petitions in the U.S. Bankruptcy Court for the Southern District of Georgia, located in Savannah, where the cases were assigned to the Honorable Lamar W. Davis. Judge Davis has scheduled a hearing on the Company's first day motions to commence at 2:00 p.m. on Tuesday, January 18, 2005.

About Friedman's
----------------

Founded in 1920, Friedman's Inc. is a leading specialty retailer based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: http://www.friedmans.com.

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements, the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: the ability of the Company to operate as a going concern; the ability of the Company to obtain use of cash collateral and/or debtor-in-possession (DIP) financing and to operate pursuant to the terms of such agreements; court approval of the Company's first day papers and other motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one of more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and Justice Department investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risks factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.



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